                                                                 Exhibit 25.1(e)
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   -------------------------------------------
               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                     A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                    ----------------------------------------

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                                                      13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

1111 POLARIS PARKWAY
COLUMBUS, OHIO                                                             43271
(Address of principal executive offices)                              (Zip Code)

                                Thomas F. Godfrey
                  Vice President and Assistant General Counsel
                    JPMorgan Chase Bank, National Association
                       1 Chase Manhattan Plaza, 25th Floor
                               New York, NY 10081
                               Tel: (212) 552-2192
            (Name, address and telephone number of agent for service)
                  --------------------------------------------
                              ROGERS WIRELESS INC.
               (Exact name of obligor as specified in its charter)

ONTARIO, CANADA                                                   NOT APPLICABLE
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

ONE MOUNT PLEASANT ROAD
TORONTO, ONTARIO                                                         M4Y 2Y5
CANADA
(Address of principal executive offices)                              (Zip Code)

                  --------------------------------------------

                    8.00% SENIOR SUBORDINATED NOTES DUE 2012
                       (Title of the indenture securities)

================================================================================

                                     GENERAL

Item 1.     General Information.

            Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency, Washington, D.C.

                  Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                  Federal Deposit Insurance Corporation, Washington, D.C.,
20429.

            (b)   Whether it is authorized to exercise corporate trust powers.

                  Yes.

Item 2.     Affiliations with the Obligor and Guarantors.

            If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

            None.

Item 16.    List of Exhibits

            List below all exhibits filed as a part of this Statement of Eligibility.

            1.    A copy of the Articles of Association of  JPMorgan Chase
Bank, N.A.

            2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business.

            3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.

            4.    A copy of the existing By-Laws of the Trustee.

            5.    Not applicable.

            6. The consent of the Trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

            8.    Not applicable.

            9.    Not applicable.


                                    SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30th day of November, 2004.

                                        JPMORGAN CHASE BANK, N.A.

                                        By  /s/ Rosa Ciaccia
                                             -----------------------------
                                                  Rosa Ciaccia
                                                  Trust Officer

                                                           Exhibit 1 to Form T-1
                                                         Articles of Association


                             SECRETARY'S CERTIFICATE

            I, Anthony J. Horan, Secretary of JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States (the "Bank"), do hereby certify that:

            Exhibit A attached hereto is a true and correct copy of the Articles of Association of the Bank, upon merger with Bank One N.A., Chicago, Illinois and Bank One, N.A., Columbus Ohio, as filed with the Office of the Controller of the Currency.

            WITNESS my hand and seal of JPMorgan Chase Bank, National Association as of this 10th day of September, 2004.

                                                       /s/ Anthony J. Horan
                                                   ----------------------------
                                                        Anthony J. Horan
                                                       Corporate Secretary

                                                                       Exhibit A

                                                    [To be effective upon merger
                                                    of banks. Head office in
                                                    Columbus, Ohio.]

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                   CHARTER NO.

                             ARTICLES OF ASSOCIATION

For the purpose of organizing an Association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of
Association:

FIRST. The title of this Association shall be JPMorgan Chase Bank, National Association (the "Association").

SECOND. The main office of the Association shall be in the City of Columbus, County of Franklin, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place and on such date as the board of directors may designate.

FIFTH. The authorized a mount of capital stock of this Association shall be $1,800,180,000, divided into 148,765,000 shares of common stock of the par value of $12 each and 15,000,000 shares of preferred stock of the par value of $1 each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

In the event of any such increase in the capital stock of this Association by the sale of additional shares or the distribution of additional shares as a stock dividend, each shareholder of this Association (unless otherwise provided by the shareholders' vote or votes authorizing the increase) shall be entitled, in proportion to the number of shares of said capital stock owned by him before such increase, to proportionate rights in respect of such additional shares as follows: (1) to the extent that such shareholder's proportionate right in respect of such additional shares shall embrace one or more whole shares of such additional shares, to receive (a) in the case of a sale, a transferable warrant entitling the holder to subscribe, within the specified subscription period, for such one or more whole shares of such additional shares or (b) in the case of a stock dividend, a certificate evidencing such one or more whole shares of such additional shares; and (2) to the extent that such shareholder's proportionate right in respect of such additional shares shall embrace a fraction of a share, to receive (a) in the case of a sale, a fractional subscription warrant, conditioned that it shall be void unless, within the specified subscription period, it is combined with other such fractional subscription warrants in the aggregate entitling the holder thereof to subscribe for a whole share or whole shares of such additional shares and such subscription is completed by such holder of such combined fractional warrants or (b) in the case of a stock dividend, a fractional warrant which shall not represent or entitle the holder thereof to any of the privileges of a shareholder of this Association but may be combined with other such fractional warrants in the aggregate entitling the holder thereof to exchange them for a whole share or whole shares of such additional shares and conditioned that the holder exchanging such combined fractional warrants for such whole share or whole shares of such additional shares shall receive any dividends applicable to such whole share or whole shares declared after the date of such fractional warrants and payable in respect of such whole share or whole shares at the time of such exchange.

In the event of an increase in the capital stock of this Association in pursuance of a statutory consolidation to which this Association may be a party, the additional shares shall be issued in such a manner as the contract or plan of consolidation may provide, pursuant to and in contemplation of the statute under which said consolidation is effected.

In the event of an increase in the capital stock of this Association in pursuance of a plan or contract (other than in the case of a statutory consolidation) for the acquisition by this Association of the assets, in whole or in part, and the good will of another banking institution or banker, the additional shares shall be subscribed for by or issued to any persons, firms, trustees or corporations, whether or not shareholders of this Association, as, in its discretion in the execution of such plan or contract, the Board of Directors may approve.

The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board; but the Board of Directors may appoint a director, in lieu of the President, to be Chairman of the Board, who shall perform such duties as may be designated by the Board of Directors. The Board of Directors shall have the power to appoint one or more Vice Presidents; to appoint a Cashier and such other officers as may be required to transact the business of this Association; to fix the salaries to be paid to all officers of this Association; and to dismiss such officers, or any of them; but the Board of Directors may delegate the authority to exercise such powers of appointment, salary determination and dismissal.

The Board of Directors shall have the power to define the duties of officers and employees of this Association, to require bonds from them, and to fix the penalty thereof; to regulate the manner in which directors shall be elected or appointed, and to appoint judges of election; in the event of an increase of the capital stock of this Association to regulate the manner in which such increase shall be made; to make all by-laws that it may be lawful for them to make for the general regulation of the business of this Association and the management of its affairs; and generally to do and perform all acts that it may be lawful for a Board of Directors to do and perform.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other location permitted under applicable law, without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the Association to any other location permitted under applicable law, without the approval of the shareholders subject to such limitations as from time to time may be provided by law.

EIGHTH. The corporate existence of this Association shall continue until termination according to the laws of the United States.

NINTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

In witness whereof, we have hereunto set our hands as of June 21, 2004.



                                     By /s/ Hans W. Becherer
                                     -------------------------------------
                                     Hans W. Becherer


                                     By /s/ Frank A. Bennack, Jr.
                                     -------------------------------------
                                     Frank A. Bennack, Jr.


                                     By /s/ Lawrence A. Bossidy
                                     -------------------------------------
                                     Lawrence A. Bossidy


                                     By /s/ Ellen V. Futter
                                     -------------------------------------
                                     Ellen V. Futter


                                     By /s/ William H. Gray, III
                                     -------------------------------------
                                     William H. Gray, III


                                     By /s/ William B. Harrison, Jr.
                                     -------------------------------------
                                     William B. Harrison, Jr.


                                     By /s/ Helene L. Kaplan
                                     -------------------------------------
                                     Helene L. Kaplan

                              Exhibit 2 to Form T-1
                            Certificate of Authority


Comptroller of the Currency
Administrator of National Banks

Washington, D.C. 20219

             CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS

I, Julie L. Williams, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "JPMorgan Chase Bank, National Association," New York, New York, (Charter No.
8) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.





                        IN TESTIMONY WHEREOF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this November 17, 2004.

(GRAPHIC OF SEAL)                         /s/ Julie L. Williams
                                    ----------------------------------
                                    ACTING COMPTROLLER OF THE CURRENCY

                                                           Exhibit 4 to Form T-1
                                                           By-Laws


                                  JPMORGANCHASE

JPMORGAN CHASE BANK
Office of the Secretary
270 Park Avenue, 35th floor
New York, NY 10017-2070



                                   CERTIFICATE

            I, Anthony J. Horan, Corporate Secretary of JPMorgan Chase Bank, National Association do hereby certify that attached is a true and correct copy of the By-laws of JPMorgan Chase Bank, National Association, a banking organization organized under the laws of the State of New York, and that said By-laws, as approved by the Board of Directors to be effective upon conversion of the Bank to a National Association, will be in full force and effect on the date of conversion.

            IN WITNESS WHEREOF I have hereunto set my hand and affixed the seal of JPMorgan Chase Bank as of this 16th day of September 2004.

                                                     /s/ Anthony J. Horan
                                                   -------------------------
                                                        Anthony J. Horan

JULY 12, 2004

                                                                       Exhibit D




                                     BY-LAWS




                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                               November ___, 2004

                                     BY-LAWS

                                       OF

                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS


      SECTION 1.01. SHAREHOLDERS' MEETINGS. The regular annual meeting of the shareholders of JPMorgan Chase Bank, National Association (the "Bank") for the election of directors and the transaction of whatever other business may properly come before the meeting shall be held at the main banking office of the Bank or any other convenient place the Board of Directors may designate, on such date as may be designated by the Board of Directors. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary. The time and place of each special meeting shall be designated by the Board and shall be included in a notice of meeting.

      SECTION 1.02. CONSENT IN LIEU OF MEETING OF SHAREHOLDERS. Except as otherwise required by applicable laws and regulations, any action that may be taken at the annual meeting or any special meeting of the shareholders may also be taken without a meeting if a written consent to the action is signed by all of the persons who would be entitled to vote thereon and is filed with the Secretary of the Bank as part of the corporate records.

                                   ARTICLE II

                               BOARD OF DIRECTORS

      SECTION 2.01. NUMBER. The business and affairs of the Bank shall be managed by or under the direction of a Board of Directors, of such number as may be fixed from time to time by resolution adopted by the Board, but in no event less than 5 or more than 25. Each director hereafter elected shall hold office until the next annual meeting of the shareholders and until his successor is elected and has qualified, or until his death or until he shall resign or shall have been removed.

      SECTION 2.02. QUALIFICATIONS. During his entire term of service, each director of the Bank, unless otherwise permitted under the laws of the United States, must be a citizen of the United States and must own, in his own right, capital stock in the Bank or in a company that controls the Bank, in such amounts as required by applicable statute or regulation.

      SECTION 2.03. OATH. Each person appointed or elected a director of the Bank must, prior to exercising the functions of such office, take the oath of such office in the form prescribed by the Comptroller of the Currency.

      SECTION 2.04. VACANCIES. In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the board due to death, resignation, removal, disqualification or any other cause, the successors to fill the vacancies shall be elected by action of the shareholders or, subject to the limits specified in 12 CFR Part 7, a majority of the directors then in office.

      SECTION 2.05. ANNUAL MEETING. An annual meeting of the directors shall be held each year at such time and place as shall be designated by the Board. At such meeting, the directors may elect from their own number a Chairman of the Board, a Chief Executive Officer, and a President, and shall elect or appoint such other officers authorized by these By-laws, and appoint such Committees consistent with Article III hereof, as they may deem desirable.

      SECTION 2.06. REGULAR MEETINGS. The Board may hold regular meetings, without notice, at such times and places as the Board may from time to time determine.

      SECTION 2.07. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President, or a majority of the directors then in office. Unless waived, each member of the Board of Directors shall be given notice by telephone, in person, or in writing by facsimile transmission, hand delivery, courier service, first-class mail, certified mail, express mail, email or other electronic means, stating the time and place of each special meeting.

      SECTION 2.08. QUORUM; MAJORITY VOTE. Except as otherwise provided herein or as required by applicable law, a majority of the members of the entire Board (or the next highest integer in the event of a fraction) shall constitute a quorum, and a majority of those present and voting at any meeting of the Board of Directors shall decide each matter considered. If less than a quorum be present, a majority of those present may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

                                  ARTICLE III

                             COMMITTEES OF THE BOARD

      SECTION 3.01. COMMITTEES. Except for those duties that by law or regulation must be performed by at least a majority of the full Board of Directors, the performance of such duties as the Board deems appropriate may be assigned to one or more committees of one or more persons. Membership in each such committee shall be as established from time to time by the Board. All acts done and powers conferred by any Committee from time to time shall be deemed to be, and may be certified as being done or conferred under authority of the Board. A Committee may delegate its duties to one or more subcommittees composed of one or more members of the Committee. Each Committee may fix its own rules and procedures, in the absence of which the provisions of the Articles of Association and these By-laws with respect to meetings of the Board shall apply to Committees and their members. The minutes of the meetings of each Committee shall be submitted at the next regular meeting of the Board at which a quorum is present, or, if impracticable, at the next such subsequent meeting.

      SECTION 3.02. EXAMINING COMMITTEE. The Audit Committee of J.P. Morgan Chase & Co. shall be the Examining Committee of the Bank and shall have full and complete authority to act for and on behalf of this Bank in the exercise of the authority granted to it by the By-laws and the Board of Directors of J.P. Morgan Chase & Co.

                                   ARTICLE IV

                               OFFICERS AND AGENTS

      SECTION 4.01. OFFICERS. The officers of the Bank may include a Chairman of the Board, a Chief Executive Officer, and a President, each of whom must be a director and shall be elected by the Board; and such other officers as may from time to time be elected by the Board or under its authority, or appointed by or under the authority of the Chairman, the Chief Executive Officer, or the President.

      SECTION 4.02. OTHER EMPLOYEES. The Board of Directors may delegate others to appoint agents and employees, define their duties, fix their compensation and dismiss them.

      SECTION 4.03. TERM OF OFFICE. All officers, agents, and employees appointed by the Board of Directors, or under its authority, shall hold office at the pleasure of the Board.

      SECTION 4.04. CHAIRMAN OF THE BOARD. The Chairman shall preside at all meetings of the shareholders and at all meetings of the Board. The Chairman of the Board shall have the same power to perform any act on behalf of the Bank and to sign for the Bank as is prescribed in these By-laws for the Chief Executive Officer. He shall perform such other duties as from time to time may be prescribed by the Board.

      SECTION 4.05. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Bank and shall have, subject to the control of the Board and the Chairman, general supervision and direction of the policies and operations of the Bank and of its several officers other than the Chairman. In the absence of the Chairman, he shall preside at all meetings of the shareholders and at all meetings of the Board. He shall have the power to execute any document or perform any act on behalf of the Bank, including without limitation the power to sign checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Bank, and together with the Secretary or an Assistant Corporate Secretary execute conveyances of real estate and other documents and instruments to which the seal of the Bank may be affixed. He shall perform such other duties as from time to time may be prescribed by the Board.

      SECTION 4.06. PRESIDENT. The President shall, subject to the direction and control of the Board, the Chairman and the Chief Executive Officer, participate in the supervision of the policies and operations of the Bank. In general, the President shall perform all duties incident to the office of President, and such other duties as from time to time may be prescribed by the Board, the Chairman, or the Chief Executive Officer. In the absence of the Chairman or the Chief Executive Officer, the President shall preside at meetings of shareholders and of the Board. The President shall have the same power to sign for the Bank as is prescribed in these By-laws for the Chief Executive Officer.

      SECTION 4.07. POWERS AND DUTIES OF OTHER OFFICERS. The powers and duties of all other officers of the Bank shall be those usually pertaining to their respective offices, subject to the direction and control of the Board and as otherwise provided in these By-laws.

      SECTION 4.08. FIDELITY BONDS. The Board, in its discretion, may require any or all officers, agents, and employees of the Bank to give bonds covering the faithful performance of their duties or may obtain insurance covering the same, in either case in form and amount approved by the Board, the premiums thereon to be paid by the Bank.

                                    ARTICLE V

                                 INDEMNIFICATION

      SECTION 5.01. RIGHT TO INDEMNIFICATION. The Bank shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or a witness), or is threatened to be made so involved, in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Bank to procure a judgment in its favor, but excluding any action, suit, or proceeding brought by such person against the Bank or any affiliate of the Bank (a "Proceeding") by reason of the fact that he is or was a director, officer, or employee of the Bank, or is or was serving at the request of the Bank as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

      SECTION 5.02. CONTRACTS AND FUNDING. The Bank may enter into contracts with any director, officer, or employee of the Bank in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article V.

      SECTION 5.03. EMPLOYEE BENEFIT PLANS. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Bank" shall include any service as a director, officer, employee, or agent of the Bank which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation.

      SECTION 5.04. INDEMNIFICATION NOT EXCLUSIVE RIGHT. The right of indemnification and advancement of expenses provided in this Article V shall not be exclusive of any other rights to which a person seeking indemnification may otherwise be entitled, under any statute, by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The provisions of this Article V shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article V and shall be applicable to Proceedings commenced or continuing after the adoption of this Article V whether arising from acts or omissions occurring before or after such adoption.

      SECTION 5.05. ADVANCEMENT OF EXPENSES; PROCEDURES. In furtherance, but not in limitation, of the foregoing provisions, the following procedures and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article V:

      (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Bank within twenty (20) days after the receipt by the Bank of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if, and to the extent, it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses.

      (b) Written Request for Indemnification. To obtain indemnification under this Article VII, an Indemnitee shall submit to the Secretary of the Bank a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made within a reasonable time after receipt by the Bank of the written request for indemnification together with the Supporting Documentation. The Secretary of the Bank shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

      (c) Procedure for Determination. The Indemnitee's entitlement to indemnification under this Article V shall be determined (i) by the Board by a majority vote of a quorum (as defined in Article II of these By-laws) consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the shareholders, but only if a majority of the disinterested directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the shareholders for their determination.

                                   ARTICLE VI

                                     BY-LAWS

      SECTION 6.01. INSPECTION. A copy of the By-laws shall at all times be kept in a convenient place at the principal office of the Bank, and shall be open for inspection by shareholders during banking hours.

      SECTION 6.02. AMENDMENTS. These By-laws may be added to, amended, altered or repealed by action of the shareholders, or by vote of a majority of the entire Board at any meeting of the Board. No amendment may be made unless the By-laws, as amended, are consistent with the requirements of the laws of the United States and of the Articles of Association of the Bank.

      SECTION 6.03. CONSTRUCTION. The masculine gender, where appearing in these By-laws, shall be deemed to include the feminine gender.

                                  ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01. SEAL. The corporate seal of the Bank shall be in the form of a circle and shall bear the full name of the Bank and the words "Corporate Seal" together with the logo of J.P. Morgan Chase & Co.

      SECTION 7.02. FISCAL YEAR. The fiscal year of the Bank shall be the calendar year.

      SECTION 7.03. WAIVER OF NOTICE. Unless otherwise provided by the laws of the United States, notice of any Board or Board committee meeting, need not be given to any person who (a) submits a signed waiver of notice, whether before or after the meeting, or (b) is present at such meeting; and any meeting shall be a legal meeting without any notice thereof having been given, if all the members are present.

      SECTION 7.04. ELECTRONIC MEETINGS. Subject to the provisions required or permitted by these or the Articles of Association of the Bank for notice of meetings, members of the Board of Directors, or members of any committee of the Board, may participate in and hold a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

      SECTION 7.05. CONSENT IN LIEU OF MEETING OF DIRECTORS. Except as otherwise required by applicable laws and regulations, any action that may be taken at a meeting of the Board of Directors or any committee of the Board may also be taken without a meeting if a written consent to the action is signed by all the directors, or by all members of such committee, and is filed with the Secretary of the Bank as part of the corporate records.

      SECTION 7.06. GOVERNING LAW. To the extent not inconsistent with applicable Federal banking statutes and regulations, or safety and sound banking practice, the Bank shall follow the corporate governance procedures, including indemnification standards, of the Delaware General Corporation Law, as amended.

                                        Exhibit 6 to Form T-1 Consent of Trustee


TRUSTEE'S CERTIFICATE PURSUANT TO SECTION 321(b)

The undersigned trustee, as a condition precedent to the qualification of the indenture to which this statement of eligibility applies, hereby consents that reports of examinations by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

JPMORGAN CHASE BANK, N.A.


By:    /s/Thomas J. Foley
Name:  Thomas J. Foley
Title:     Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                 at the close of business September 30, 2004, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                                    DOLLAR AMOUNTS
                           ASSETS                                                     IN MILLIONS

Cash and balances due from depository institutions:
      Noninterest-bearing balances and
      currency and coin ........................................................      $  19,187
      Interest-bearing balances ................................................         33,195
Securities:
Held to maturity securities ....................................................            121
Available for sale securities ..................................................         53,698
Federal funds sold and securities purchased under
      agreements to resell
      Federal funds sold in domestic offices ...................................         33,011
      Securities purchased under agreements to resell ..........................         82,951
Loans and lease financing receivables:
      Loans and leases held for sale ...........................................         17,558
      Loans and leases, net of unearned income             $ 171,323
      Less: Allowance for loan and lease losses                2,382
      Loans and leases, net of unearned income and
      allowance ................................................................        168,941
Trading Assets .................................................................        196,355
Premises and fixed assets (including capitalized leases) .......................          5,578
Other real estate owned ........................................................            101
Investments in unconsolidated subsidiaries and
      associated companies .....................................................             94
Customers' liability to this bank on acceptances
      outstanding ..............................................................            391
Intangible assets
        Goodwill ...............................................................          2,554
        Other Intangible assets ................................................          5,411
Other assets ...................................................................         42,626
TOTAL ASSETS ...................................................................      $ 661,772
                                                                                      =========

                                  LIABILITIES
Deposits
      In domestic offices ......................................................      $ 209,624
      Noninterest-bearing .................................$  82,597
      Interest-bearing ....................................  127,027
      In foreign offices, Edge and Agreement
      subsidiaries and IBF's ...................................................        120,503
     Noninterest-bearing ..................................$   7,003
      Interest-bearing ....................................  113,500

Federal funds purchased and securities sold under agree- ments to repurchase:
      Federal funds purchased in domestic offices ..............................         22,032
      Securities sold under agreements to repurchase ...........................         96,912
Trading liabilities ............................................................        107,450
Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases) ................................         21,794
Bank's liability on acceptances executed and outstanding .......................            391
Subordinated notes and debentures ..............................................         12,821
Other liabilities ..............................................................         31,690
TOTAL LIABILITIES ..............................................................        623,217
Minority Interest in consolidated subsidiaries .................................            348

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus ..................................              0
Common stock ...................................................................          1,785
Surplus  (exclude all surplus related to preferred stock) ......................         16,954
Retained earnings ..............................................................         20,050
Accumulated other comprehensive income .........................................           (582)
Other equity capital components ................................................              0
TOTAL EQUITY CAPITAL ...........................................................         38,207
                                                                                      ---------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL .......................      $ 661,772
                                                                                      =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                          JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.



                                          WILLIAM B. HARRISON, JR.  )
                                          JAMES DIMON               )DIRECTORS
                                          LAWRENCE A. BOSSIDY       )